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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of South State Corporation of our report dated February 28, 2017 on the consolidated financial statements of Southeastern Bank Financial Corporation which is included in the Current Report on Form 8-K filed by South State Corporation on July 14, 2017. We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Franklin, Tennessee
August 18, 2017

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  Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM